As filed with the Securities and Exchange Commission on December 8, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
UNIT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1283193
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

7130 South Lewis, Suite 1000
Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)
_____________________________
Unit Corporation Employees’ Thrift Plan
(Full Title of the Plan)
_____________________________

Andrew E. Harding	Copy to:
Associate General Counsel
Unit Corporation	Jason B. Coutant, Esq.
7130 South Lewis, Suite 1000	Conner & Winters, LLP
Tulsa, Oklahoma 74136	4000 One Williams Center
(Name and Address of Agent for Service)	Tulsa, Oklahoma 74172-0148
(918) 586 -5718
(918) 493-7700
(Telephone Number, Including Area Code, of Agent For
Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [x]                                Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)            Smaller reporting company [ ]

_____________________________

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.20 per share	1,500,000	$16.88 (2)	$25,320,000 (2)	$2,549.72

(1)
This Registration Statement covers shares to be acquired by the Trustee under the Unit Corporation Employees’ Thrift Plan (the "Plan") for the accounts of Plan participants. In addition, under Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Plan. This Registration Statement further includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as the result of any future stock dividend, stock split or similar adjustment of the outstanding shares of Common Stock of the Registrant.

(2)
For purposes of determining the registration fee, the maximum per share and aggregate offering prices have been determined under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on December 2, 2015.

TABLE OF CONTENTS

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE	1
PART II	1
Item 3. Incorporation of Documents by Reference	1
Item 5. Interests of Named Experts and Counsel	1
Item 8. Exhibits	2
SIGNATURES	3
EXHIBIT INDEX	5
EX-5: OPINION AND CONSENT OF MARK E. SCHELL, ESQ.
EX-15: LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.3: CONSENT OF RYDER SCOTT COMPANY, L.P.

INCORPORATION OF PRIOR
REGISTRATION STATEMENT BY REFERENCE
This Registration Statement relates to the registration of additional shares of common stock of Unit Corporation, a Delaware corporation (the “Registrant”), to be issued under the Plan. The contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-137857, filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2006, relating to the Plan is hereby incorporated by reference in this Registration Statement, except as amended hereby, under General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by Registrant are incorporated by reference herein:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 24, 2015;

(b)
the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 filed with the Commission on May 7, 2015, August 4, 2015, and November 3, 2015, respectively;

(c)	the Registrant's Current Reports on Form 8-K, filed with the Commission on May 8, 2015 and August 13, 2015;

(d)	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2014, filed with the Commission on June 29, 2015;

(e)
the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Amended Form 8-B, dated October 7, 1986, filed with the Commission, including any amendment or report heretofor or hereafter filed for the purpose of updating the description; and

All documents filed by the Registrant or the Plan under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than current reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), after the effective date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 5. Interests of Named Experts and Counsel.
Mark E. Schell, General Counsel of the Company, as our counsel, will issue an opinion for the Registrant regarding the validity of the shares of common stock offered by this Registration Statement. Mark E. Schell beneficially owns 160,563 shares of our common stock.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form S-3 (File No. 333-83551).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*
_________________________
* Filed herewith.

The Plan is a 401(k) Profit Sharing Plan maintained by the Registrant. Instead of filing an opinion of counsel or a determination letter from the Internal Revenue Service (“IRS”) as required by Item 601(b)(5)(ii) of Regulation S-K, in accordance with Item 8 to Form S-8, the Registrant has submitted the Plan and all prior amendments thereto, and undertakes to submit all future amendments thereto, to the IRS to request a determination letter with respect to form. The Registrant further undertakes to make such submissions to the IRS in a timely manner and will further make all changes required by the IRS in order to cause the Plan to qualify and to continue to be qualified under Section 401 of the Internal Revenue Code.

SIGNATURES
Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 8th day of December, 2015.

UNIT CORPORATION
By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President and General Counsel
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Schell and Larry D. Pinkston, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Unit Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John G. Nikkel	Chairman of the Board and Director	December 8, 2015
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John G. Nikkel

/s/ Larry D. Pinkston	Director, President and Chief Executive Officer (Principal Executive Officer)	December 8, 2015
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Larry D. Pinkston

/s/ David T. Merrill	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 8, 2015
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David T. Merrill

/s/ Don Hayes	Vice President and Controller (Principal Accounting Officer)	December 8, 2015
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Don Hayes

/s/ J. Michael Adcock	Director	December 8, 2015
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J. Michael Adcock

/s/ Gary R. Christopher	Director	December 8, 2015
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Gary R. Christopher

/s/ Steven B. Hildebrand	Director	December 8, 2015
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Steven B. Hildebrand

/s/ Carla S. Mashinski	Director	December 8, 2015
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Carla S. Mashinski

/s/ William B. Morgan	Director	December 8, 2015
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William B. Morgan

/s/ Larry C. Payne	Director	December 8, 2015
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Larry C. Payne

/s/ G. Bailey Peyton IV	Director	December 8, 2015
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G. Bailey Peyton IV

/s/ Robert J. Sullivan, Jr.	Director	December 8, 2015
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Robert J. Sullivan, Jr.

Under the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 8th day of December, 2015.

Unit Corporation Employees' Thrift Plan

By: Unit Corporation, as Administrator of the Plan

By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form S-3 (File No. 333-83551).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*
_________________________
* Filed herewith.